UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2019

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 24, 2019, Cosmos Holdings Inc. (the “Company”) entered into a Debt Exchange Agreement (the “Agreement”) with Grigorios Siokas, the Company’s Chief Executive Officer. A copy of the Agreement is attached hereto as Exhibit 4.1.

The Agreement provided for the issuance by the Company of 73,334 shares of common stock, at the rate of $7.50 per share, or an aggregate of $550,000, in exchange for $550,000 of existing loans by Mr. Siokas to the Company.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On June 24, 2019, the Company entered into the Debt Exchange Agreement described in Item 1.01 above.

Exemption from registration under the Securities Act of 1933, as amended, (the “Act”) is claimed under Section 4(a)(2) of the Act. based on the representations and warranties set forth in the Debt Exchange Agreement dated June 24, 2019, a copy of which is filed as Exhibit 4.1 to this Form 8-K. There were no commissions paid and no placement agent or underwriters were involved.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
4.1	Debt Exchange Agreement dated June 24, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: June 24, 2019	By:	/s/ Grigorios Siokas
	Name:	Grigorios Siokas
	Title:	Chief Executive Officer

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